Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Arcus Biosciences, Inc.

(Exact name of Registrant as specified in its charter)

Table 1: Newly Registered Securities

Security Type	Title of Securities to be Registered	Fee Calculation Rule	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the Arcus Biosciences, Inc. 2018 Equity Incentive Plan	Other(3)	2,831,269 (2)	$29.43 (3)	$83,324,247	$92.70 per $1,000,000	$7,724.16
Equity	Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the Arcus Biosciences, Inc. 2018 Employee Stock Purchase Plan	Other(5)	707,817 (4)	$25.02 (5)	$17,709,581	$92.70 per $1,000,000	$1,641.68
Equity	Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the Arcus Biosciences, Inc. 2020 Inducement Plan	Other(3)	2,000,000	$29.43 (3)	$58,860,000	$92.70 per $1,000,000	$5,456.32
	TOTAL		5,539,086		$159,893,828		$14,822.16

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock that become issuable under the plans set forth herein as a result of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase to the number of outstanding shares of Registrant’s common stock, as applicable.

(2)	Represents additional shares of common stock available for issuance under the Arcus Biosciences, Inc. 2018 Equity Incentive Plan pursuant to the evergreen provisions of such plan.
(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act and based upon the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange on February 17, 2022.

(4)	Represents additional shares of common stock available for issuance under the Arcus Biosciences, Inc. 2018 Employee Stock Purchase Plan pursuant to the evergreen provisions of such plan.
(5)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act and based upon the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange on February 17, 2022, multiplied by 85%.